Exhibit 5.2

June 30, 2010

Lee Enterprises, Incorporated

201 N. Harrison Street, Suite 600

Davenport, Iowa 52801

Ladies and Gentlemen:

We have acted as special New York counsel for Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offering and sale from time to time by the Company of up to $750,000,000 aggregate principal amount (or the equivalent in other currencies or currency units) of any combination of (i) one or more series of senior debt securities (the “Senior Debt Securities”), (ii) one or more series of senior convertible debt securities (the “Senior Convertible Debt Securities”), (iii) one or more series of subordinated debt securities (the “Subordinated Debt Securities”), (iv) one or more series of subordinated convertible debt securities (the “Subordinated Convertible Debt Securities” and, together with the Senior Debt Securities, the Senior Convertible Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (v) shares of the Company’s common stock, (vi) shares of the Company’s preferred stock, (vii) shares of the Company’s preferred stock represented by depositary shares, (viii) warrants to purchase the Company’s debt securities (the “Debt Warrants”), (ix) warrants to purchase the Company’s common stock and preferred stock, (x) purchase contracts for the purchase or sale of (A) debt or equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices of such securities or any combination thereof, (B) currencies or (C) commodities (collectively, the “Purchase Contracts”) and (xi) units consisting of one or more Purchase Contracts, debt securities, shares of common stock or any combination thereof (the “Units”, and collectively with each of the foregoing, the “Securities”). The Senior Debt Securities and the Senior Convertible Debt Securities will be issued pursuant to an indenture (the “Senior Debt Indenture”) between the Company and a trustee (the “Senior Trustee”) and the Subordinated Debt Securities and the Subordinated Convertible Debt Securities will be issued pursuant to an indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”) between the Company and a trustee (the “Subordinated Trustee”, and together with the Senior Trustee, the “Trustees”).

We have reviewed forms of the Indentures, which are governed by New York law, filed as Exhibits 4.5 and 4.6 to the Registration Statement and we have made such investigations of law as we have deemed necessary in connection with the opinion set forth herein. In rendering the opinion expressed below, we have assumed the genuineness of all

Lee Enterprises, Incorporated

June 30, 2010

signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed that the Registration Statement has become effective under the Act and that the terms of the Securities and their issue and sale do not and will not violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Furthermore, we have assumed that the Purchase Contracts and Units and the definitive agreements evidencing or governing such securities are governed by New York law.

This opinion is limited to the laws of the State of New York, and we do not express any opinion herein concerning federal laws or the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Debt Securities to be issued pursuant to the Registration Statement under the Indentures (including Debt Securities issued upon (a) the conversion of the Senior Convertible Debt Securities and the Subordinated Convertible Debt Securities or (b) the exercise of Debt Warrants, in each case, if applicable) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture, when:

(a) the form and terms of the Debt Securities shall have been established pursuant to one or more resolutions of the Board of Directors of the Company (the “Board”) or one or more supplemental indentures or officers’ certificates, each in accordance with the terms of the applicable Indenture;

(b) the Senior Trustee is qualified to act as Senior Trustee under the Senior Debt Indenture and any supplemental indentures, as applicable;

(c) the Subordinated Trustee is qualified to act as Subordinated Trustee under the Subordinated Debt Indenture and any supplemental indentures, as applicable;

(d) the Senior Trustee has duly executed and delivered the Senior Debt Indenture and any supplemental indentures, as applicable;

(e) the Subordinated Trustee has duly executed and delivered the Subordinated Debt Indenture and any supplemental indentures, as applicable;

(f) the Indentures and any supplemental indentures or officers’ certificates, as applicable, have been duly authorized and validly executed and delivered by the Company to the respective Trustee;

Lee Enterprises, Incorporated

June 30, 2010

(g) the Indentures and any supplemental indentures, as applicable, have been duly qualified under the Trust Indenture Act of 1939, as amended;

(h) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and

(i) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any supplemental indentures or officers’ certificates and Board resolutions, as applicable, and the applicable definitive underwriting, purchase or similar agreement approved by the Board upon payment of the consideration therefor provided for therein.

2. The Purchase Contracts and Units to be issued pursuant to the Registration Statement will be validly issued when:

(a) the Board has taken all necessary corporate action to approve the issuance and the terms of the Purchase Contracts and the Units, the terms of the offering thereof and related matters; and

(b) the definitive agreement or agreements evidencing the Purchase Contracts and Units have been duly executed and delivered by the Company and the other party or parties thereto.

We express no opinion as to the validity, binding effect or enforceability of any provision of the Securities or the definitive agreements evidencing or governing the Securities (i) providing for indemnification, contribution or exculpation, (ii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures or (iii) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

Furthermore, each of the opinions set forth above is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We assume no obligation to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in laws or any court decisions which may hereafter occur or be issued.

Lee Enterprises, Incorporated

June 30, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,